Exhibit 10.1

Vaughan Foods, Inc.
Vaughan Foods, Inc. 2006 Equity Incentive Plan
Incentive Stock Option Agreement
(Employee)

Vaughan Foods, Inc.
Vaughan Foods, Inc. 2006 Equity Incentive Plan
Incentive Stock Option Agreement
(Employee)

1.	Grant of Option. Vaughan Foods, Inc., an Oklahoma corporation (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Vaughan Foods, Inc. 2006 Equity Incentive Plan, as amended (the “Plan”), adopted by the Company, which is incorporated in this Agreement by reference. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan. If designated as an Incentive Stock Option in the Notice of Grant, this Option is intended to qualify as an “incentive stock option” as such term is defined in Section 422 of the Code.

The Notice of Grant is attached hereto as Exhibit “A” and is made a part hereof for all purposes.

2.	Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”) and with the provisions of Sections 9 and 10 of the Plan as follows:

	i.	Right to Exercise.

		a)	This Option may not be exercised for a fraction of a share.

		b)	In the event of the Optionee’s death, Disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitations contained in Sections 2(i)(c) and (d), below.

		c)	In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

		d)	In the event that this Option becomes exercisable at a time or times which, when this Option is aggregated with all other incentive stock options granted to the Optionee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the Date of Grant of the option covering such Share) in excess of $100,000 becoming first available for purchase upon exercise of one or more “incentive stock options,” as defined in Section 422 of the Code, during any calendar year, the amount in excess of $100,000 shall be treated as a Nonqualified Stock Option.

	ii.	Method of Exercise.

	a)	This Option, to the extent vested, shall be exercisable by delivering notice to the Company in such form attached to this Agreement and through such delivery method as shall be acceptable to the Company (the “Exercise Notice”). The Exercise Notice shall specify the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, and shall be accompanied by payment, in cash, of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by full payment in cash of the Exercise Price.

	b)	As a condition to the exercise of this Option, the Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

	c)	No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any Stock Exchange. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.	Continuance of Employment Required. The Vesting Schedule requires continued employment with the Company, its Parent, or a Subsidiary through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Agreement. Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Sections 6, 7 and 8 below or under the Plan.

4.	Method of Payment. Payment of the Exercise Price shall be paid in full, in cash, at the time of exercise.

5.	Securities Law Restrictions. This Option shall be exercised and Shares issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Optionee, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the Shares subject to the Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Optionee shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Optionee acknowledges that any stock certificate representing Shares purchased under such circumstances will be issued with a restricted securities legend.

6.	Termination of Employment. In the event of termination of the Optionee’s continuous status as an Employee of the Company, its Parent, or a Subsidiary other than termination due to death, Disability or Cause the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option within the ninety (90) day period following the Termination Date. To the extent

2

that the Optionee was not entitled to exercise this Option at the Termination Date, or if the Optionee does not exercise this Option within the time specified in the Notice of Grant, the Option shall terminate. If the Optionee’s continuous status as an Employee of the Company, its Parent or a Subsidiary ceases due to termination for Cause, then, any unexercised Options (vested or otherwise) shall terminate on the Termination Date.

7.	Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of the Optionee’s continuous status as an Employee of the Company, its Parent, or a Subsidiary as a result of Disability, the Optionee may, but only within twelve (12) months from the Termination Date due to Disability (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the Termination Date. To the extent that the Optionee was not entitled to exercise the Option at the Termination Date, or if the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

8.	Death of Optionee. In the event of the death of the Optionee during the period of the Optionee’s continuous status as an Employee of the Company, its Parent, or a Subsidiary, or within ninety (90) days following the termination of the Optionee’s continuous status as an Employee, the Option may be exercised, at any time within twelve (12) months following the date of the Optionee’s death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death or, if earlier, the date of termination of the Optionee’s continuous status as an Employee. To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

9.	Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The designation of a beneficiary does not constitute a transfer. Except in the case of death, this Option may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10.	Term of Option. This Option may be exercised only within the term set out in the Notice of Grant which is attached to this Agreement, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

11.	No Additional Employment Rights. The Optionee understands and agrees that the vesting of Shares pursuant to the Vesting Schedule is earned only by continuing as an Employee at the will of the Company, its Parent or a Subsidiary (not through the act of being hired, being granted this Option or acquiring Shares under this Agreement). The Optionee further acknowledges and agrees that nothing in this Agreement, nor in the

3

Plan which is incorporated in this Agreement by reference, shall confer upon the Optionee any right with respect to continuation as an Employee with the Company, its Parent, or a Subsidiary, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment relationship at any time, with or without cause.

12.	Notice of Disqualifying Disposition of Incentive Stock Option Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (a) the date two years after the Date of Grant, or (b) the date one year after transfer of such Shares to the Optionee upon exercise of the Incentive Stock Option, the Optionee shall notify the Company in writing within thirty (30) days after the date of any such disposition. The Optionee agrees that the Optionee may be subject to the tax withholding provisions of Section 13 below in connection with such sale or disposition of such Shares.

13.	Tax Withholding. The Optionee shall pay to the Company promptly upon request, and in any event at the time the Optionee recognizes taxable income in respect of the Option, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Option. Such payment may be made by any of, or a combination of, the following methods: (i) cash or check; (ii) out of the Optionee’s current compensation; or (iii) surrender of other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Optionee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; provided that the Administrator may from time to time limit the availability of any non-cash payment alternative

14.	Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address appearing on the books of the Company or to the Optionee’s residence or to such other address as may be designated in writing by the Optionee.

15.	Bound by Plan. By signing this Agreement, the Optionee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

16.	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

4

17.	Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

18.	Entire Agreement. This Agreement, the Notice of Grant and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

19.	Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Oklahoma.

20.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

21.	Signature. This Agreement shall be deemed executed by the Company and the Optionee upon execution by such parties of the Notice of Grant attached to this Agreement.

OPTIONEE:		VAUGHAN FOODS, INC.,
	(print name)	an Oklahoma corporation

By:
(signature)		Its:

Dated:		Dated:

5

Notice of Grant of Incentive Stock Option

Dear ______________________,

In recognition of (i) the important contribution you are making to our success and (ii) our belief that owners add more value to an organization, the Compensation Committee of the Board of Directors of Vaughan Foods, Inc. would like you to have the opportunity to become an owner of Vaughan Foods, Inc. (the “Company”). We do this through an instrument called an incentive stock option. Capitalized terms in this Notice of Grant shall have the same meaning as defined in the Vaughan Foods, Inc. 2006 Equity Incentive Plan (the “Plan”) unless stated to the contrary.

Incentive Stock Option Grant Number

Date of Grant

Stock Option Plan	Vaughan Foods, Inc. 2006 Equity Incentive Plan

Option Price Per Share

Total Number of Shares Granted

Term of Grant

Vesting Schedule	No. of Shares Vested	Vesting Date

Over time, your stock options will grant you the right, but never the obligation, to acquire voting common stock in Vaughan Foods, Inc. at a pre-determined price per share, regardless of market conditions or market price at the time you exercise your option to acquire the shares. You have probably read about stock options and how they have allowed many employees the opportunity to build an investment in stock of the employer with little cost to the individuals.

Once stock options are granted, you will acquire the right to the shares through a process known as “vesting.” When your options are “vested,” so long as you remain employed with the Company, its Parent or a Subsidiary on a full-time basis, you may acquire an ownership interest in the Company at a later date for today’s prices. Also, as incentive stock options, you’ll receive special tax treatment on the transaction. However, you may be subject to the “alternative minimum tax” at the time of exercise based upon the difference between the exercise price and the Fair Market Value of the stock on such date. Generally, no taxable income will be recognized to you at the time you exercise the incentive stock options and buy the tock. Instead, you will be taxed at favorable capital gains tax rates at the time you eventually sell the tock, provided that you follow some basic rules of the Internal Revenue Code. First, you must remain an employee of the Company, its Parent or a Subsidiary from the time the incentive stock option is granted until ninety (90) days before the incentive stock option is exercised except in the case of death or Disability, in which case you will have twelve (12) months from your date of death or Disability to exercise the vested portion of the incentive stock options. Once stock has been purchased under the Plan, the common stock cannot be sold within two years from the date the incentive stock option was granted or within one year from the date the incentive stock option was exercised. There are also some other tax rules you must follow; please consult your professional financial advisor for more specific rules on incentive stock options and their requirements. If you do not meet the Internal Revenue Code requirements, you may be taxed on the entire appreciation of the shares as ordinary taxable income.

We hope that making you an owner will provide you further incentive to drive the value of Vaughan Foods, Inc. stock.

Accompanying this letter is a form of Incentive Stock Option Agreement for you to review and sign in connection with this grant. Please return this form to Gene Jones, Chief Financial Officer in the accompanying envelope. If you have any questions regarding stock options, please write or e-mail your questions to Gene Jones.

Congratulations,

Vaughan Foods, Inc.

Herbert B. Grimes
Chairman of the Board and Chief Executive Officer

INCENTIVE STOCK OPTION EXERCISE NOTICE

This Agreement is made on ____________ between Vaughan Foods, Inc., an Oklahoma corporation (the "Company"), and the optionee named below ("Optionee") pursuant to the Vaughan Foods, Inc. 2006 Equity Incentive Plan (the "Plan").

Optionee:

Social Security No.

Address:

Number of Shares Purchased:

Price per Share:

Aggregate Purchase Price:	$

Date of Grant:

Vesting Commencement Date:

Vesting Schedule	No. of Shares Vested	Vesting Date

Type of Stock Option:	Incentive Stock Option

Optionee hereby delivers to the Company the Aggregate Purchase Price.

The Company and Optionee hereby agree as follows:

     1. Purchase of Shares. On this date and subject to the terms and conditions of this Exercise Agreement, Optionee hereby exercises the option between the Company and Optionee dated as of the Date of Grant set forth above, with respect to the Number of Shares Purchased set forth above of the Company’s common stock (the “Shares”) at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the "Aggregate Purchase Price") and the Price Per Share set forth above (the "Purchase Price Per Share"). The term "Shares" refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Notice of Grant.

     2. Representations of Purchaser. Optionee represents and warrants to the Company that:

     (a) Optionee has received, read and understood the Plan and the Notice of Grant and agrees to abide by and be bound by their terms and conditions.

      (b) Optionee is fully aware (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; and (iii) the lack of liquidity of the Shares, and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans).

     (c) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

     3. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

     4. Entire Agreement. The Plan, Notice of Grant and the Incentive Stock Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan and the Notice of Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Oklahoma law except for the body of law pertaining to conflict of laws.

Submitted by:
Accepted by:

OPTIONEE:	VAUGHAN FOODS, INC.,
(print name)	an Oklahoma corporation

By:

(signature)	Its:

Dated:	Dated: